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Exhibit 10.36

                        SEVERANCE COMPENSATION AGREEMENT

         THIS AGREEMENT is made as of the 15 day of January, 1997, by and among COMMUNITY FINANCIAL HOLDING CORPORATION, a New Jersey Corporation, its assignee or successor in interest (collectively "Community"), and KEVIN KUTCHER of Moorestown, New Jersey ("Employee").

                                   BACKGROUND

        Employee is presently employed by Community in the capacity of Executive Vice President. His efforts in such position provide Community with substantial and valuable benefits, and it is anticipated that his future efforts will be similarly valuable.

         Community desires to insure the continued employment of Employee, in part, by providing further incentive to Employee, in the form of this Severance Compensation Agreement, to remain in its employment.

         Employee has agreed to remain in the employ of Community, being induced to do so, in part, by the agreement of Community to provide the severance compensation which is described below.

                             IT IS THEREFORE AGREED:

                  1. SEVERANCE PAY. In the event of a "Change in Control" of Community (as defined in section 3, below) during the term of Employee's employment with Community, then, in addition to all other compensation payable to him, and except as otherwise provided in this Agreement, Community shall pay to Employee severance compensation calculated and paid as follows:

                  a. The severance compensation shall be paid in monthly installments ("Severance Payments"), each Severance Payment being equal to one-twelfth (1/12) of the Employee's base annual salary at the effective date of the Change in Control.

                  b. The Severance Payments shall commence on the fifteenth day of the calendar month immediately following the month in which the Change in Control occurred, and shall thereafter be made on the fifteenth day of each calendar month through and including December of the calendar year immediately following the year in which the Change in Control occurred, unless the Severance Payments are terminated, as provided in subsection c, below.

                  c. The Employee's rights to Severance Payments, and Community's obligation to make Severance Payments shall terminate immediately upon the first to occur of the following: i) in the event Employee's employment is terminated for-cause; ii) in the event Employee voluntarily terminates his employment; iii) when the Employee becomes employed with a bank or other financial institution, and such employment is in a capacity, and provides for compensation commensurate with his position and base salary at the time of the Change in Control. It is understood and agreed by the parties that such position and compensation shall be deemed commensurate if they do not result in any substantial or material demotion, reduction in position, diminution of authority, reduction or diminution of Employee's base salary, or other similar adverse action against the Employee. Such employment shall be deemed not commensurate if it is in a location which is more than one hundred (100) miles from the location where the Employee regularly
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worked when employed by Community.

                  2. EMPLOYMENT BY SUCCESSOR. Notwithstanding the foregoing, in the event Employee's rights to Severance Payments are terminated under subsection c. iii) above based on Employee's employment by Community's assignee or successor in interest pursuant to the Change in Control (collectively the "Successor"), and the Successor subsequently terminates Employee's employment without cause, then the Severance Payments shall commence on the fifteenth day of the calendar month immediately following the month in which said termination occurred, and shall thereafter be made on the fifteenth day of each calendar month through and including December of the calendar year immediately following the year in which the Change in Control occurred, unless and until the Severance Payments are otherwise terminated pursuant to the provisions of subsection c, above.

                  3. EMPLOYEE'S EFFORTS. The Employee agrees that following a Change in Control, the Employee shall, in good faith, use reasonable efforts to retain or obtain a position and compensation commensurate with his position and base salary at the time of the Change in Control.

                  4. CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control" shall mean (i) a merger of Community with and into another entity, wherein Community is not the surviving entity; (ii) the sale of all or substantially all of Community's assets and business; or (iii) the sale of all or substantially all of Community's issued and outstanding stock.

                  5. CONFIDENTIALITY/EMPLOYEE PIRACY/RESTRICTIVE COVENANT. a. Employee agrees that he shall at no time utilize or disclose to any third party any of the confidential or proprietary information of Community ("Confidential Information"), other than as necessary in the course of rendering services to Community. For purposes of this Agreement, Confidential Information shall include but not necessarily be limited to Community's concepts, plans, business operations and affairs, marketing strategies and techniques, referral sources, market research studies, financial condition and projections.

                  b. Employee agrees that during the term of this Agreement and for a period of twelve (12) months thereafter, he shall not, whether directly or indirectly, in any way for his own account or as an employee, officer, director, shareholder, proprietor, or in any other capacity for the account of any other person, venture, firm, business, corporation or enterprise, offer employment to any employee of Community or attempt to induce or cooperate with any other party in attempting to induce or entice any employee of Community to leave the employ of Community.

                  c. Employee agrees that during the term of this Agreement and for a period of twelve (12) months following its termination for any reason, he shall not, whether directly or indirectly, in any way for his own account or as an employee, officer, director, shareholder, proprietor, or in any other capacity for the account of any other person, venture, firm, business, corporation or enterprise, call upon, solicit or be solicited, or otherwise contact in any way, any former or existing customer of Community for the purpose of (i) selling or attempting to sell any services or products offered for sale by Community or (ii) inducing or
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attempting to influence any former or existing customer of Community to terminate its relationship with Community or otherwise curtail or cancel its business with Community.

                  d. Employee agrees that in the event of a violation of any of the provisions of this section 5 of the Agreement, he would be effectively appropriating the know-how, proprietary information and goodwill of Community without just compensation therefor; and the parties agree that such a violation would thereby cause damage to Community in an amount difficult to reasonably ascertain. Employee therefore agrees that in the event of his violation under this Agreement or otherwise, the obligations of Employee hereunder shall be enforceable by a court decree of specific performance or appropriate injunctive relief. Nothing contained herein shall prohibit Community from pursuing any other remedies available for such a breach or threatened breach, including recovery of damages.

                  6. NO GUARANTEE OF EMPLOYMENT. Nothing in this Agreement shall impose upon Community or the Successor any obligation to continue to employ the Employee, or impose upon the Employee any obligation to continue as an employee of Community or the Successor.

                  7. NON-ASSIGNABILITY. This Agreement as well as the payments provided for herein and the right to receive them are nonassignable and nontransferable by Employee. Community shall have no further liability hereunder to any payee who attempts to assign or transfer such rights.

                  8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and, in the case of Community, assigns.

                  9. GOVERNING LAW. This Agreement is made under and shall be construed and enforced in accordance with the laws of the State of New Jersey. In the event any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision had been more narrowly drawn so as not to be invalid or unenforceable.

                  10. ATTORNEYS FEES. In the event Community takes any action in connection with the enforcement of the terms and conditions of this Agreement, Employee shall pay on demand, in addition to any other sums or equitable relief to which it may be entitled, all of Community's costs and expenses incurred in connection with such enforcement including, without limitation, Community's attorneys' fees and legal costs, whether or not a lawsuit is instituted.

                  11. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties with respect thereto. This Agreement may not be amended or supplemented except by a separate agreement in writing signed by the party against
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whom enforcement is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above mentioned.

                                        COMMUNITY FINANCIAL HOLDING CORPORATION



                                        by Robert T. Pluese
                                           -------------------------------------
                                           Robert T. Pluese, Chairman



                                           Kevin Kutcher
                                           -------------------------------------
                                           KEVIN KUTCHER, Employee